SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CENTRAL SECURITIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL SECURITIES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 16, 2022

NOTICE is hereby given to the Stockholders of Central Securities Corporation (the “Corporation”) that the 2022 Annual Meeting of Shareholders (the “Meeting”) will be held over the internet in a virtual meeting format, at 10:30 a.m. (Eastern Time) on Wednesday, March 16, 2022, for the following purposes:

1. To elect a board of nine directors;

2. To act upon a proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm for the Corporation for the ensuing year; and

3. To act upon such other matters as may properly come before the Meeting.

The Board of Directors has fixed the close of business on January 28, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only stockholders of record on such date are entitled to vote on these matters at the Meeting or any adjournment thereof.

By order of the Board of Directors,

Marlene A. Krumholz

Secretary

New York, New York
February 8, 2022

A proxy is enclosed with this Notice and Proxy Statement. Please complete, SIGN and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs.

PROXY STATEMENT

February 8, 2022

CENTRAL SECURITIES CORPORATION

630 FIFTH AVENUE
NEW YORK, NEW YORK 10111
(Tel. No. 212-698-2020)

This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about February 8, 2022 in connection with the solicitation of proxies by the Board of Directors of Central Securities Corporation (the “Corporation”) for use at the Annual Meeting of Stockholders of the Corporation to be held on March 16, 2022, or any adjournment thereof (the “Meeting”). Properly executed proxies received by the Corporation prior to the Meeting will be voted in accordance with the specific voting instructions indicated on the proxy. If no instructions are specified, the shares will be voted FOR the nominees for director (Proposal 1) and FOR Proposal 2. Any proxy may be revoked at any time before it is exercised at the Meeting by the delivery of written notice to the Secretary of the Corporation, by executing and delivering a later-dated proxy or by appearing and voting in person by ballot at the Meeting.

The record date for stockholders entitled to vote at the Meeting is the close of business on January 28, 2022. On that date, the Corporation had outstanding 27,266,384 shares of common stock, par value $1.00 (“Common Stock”).

The holders of the Corporation’s Common Stock shall be entitled to one vote per share. The presence, virtually or by proxy, of a majority of the issued and outstanding stock of the Corporation shall constitute a quorum for the transaction of business at the Meeting.

IMPORTANT NOTICE REGARDING ATTENDANCE TO THE MEETING

In light of the continuing public health concerns regarding the coronavirus (“COVID-19”) pandemic, the Meeting will be held in virtual meeting format only. The Meeting will be accessible in real time, solely by means of remote audio communication. You will not be able to attend the Meeting in person. You will be able to attend and participate in the Meeting online, vote your shares electronically and submit your questions by visiting meetnow.global/MKLJG4Q on the meeting date and at the time described herein. The password for the Meeting is the control number located on your enclosed proxy ballot. If you have lost or misplaced your control number and security code, please email Computershare Fund Services, the Corporation’s proxy tabulator (“Computershare”) at shareholdermeetings@computershare.com (include your full name, street address, city, state & zip code) to verify your identity and obtain your control number and security code. You may vote during the Meeting by following the instructions available on the Meeting website during the Meeting. Stockholders will not be able to speak during the meeting but may submit questions online.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to participate in the Meeting. To register, you must submit proof of your proxy power (“Legal Proxy”) reflecting your holdings of stock of the Corporation along with your name and email address to Computershare. You may forward an email from your intermediary or attach an image of your Legal Proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on March 11, 2022. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote or submit questions online at the Meeting.

VOTING PROCEDURES

The election of directors (Proposal 1) requires the affirmative vote of a plurality of the shares of Common Stock present virtually or represented by proxy at the Meeting and entitled to so vote. Shares of Common Stock represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as director will not be voted with respect to the nominee or nominees so indicated. The ratification of the selection of the independent registered public accounting firm of the Corporation (Proposal 2) requires the affirmative vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Meeting and entitled to so vote. Shares of Common Stock represented by proxies which are marked “abstain” with respect to Proposal 2 will be counted for the purpose of determining the number of shares present and entitled to vote, and shall therefore have the same effect as if the shares represented thereby were voted against such matter. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be treated as present for purposes of determining a quorum but not entitled to vote at the Meeting for the purpose of determining the number of votes needed with respect to each item to be voted upon, and shall therefore have no effect on Proposal 1 or Proposal 2.

SHARE OWNERSHIP OF NOMINEES FOR ELECTION TO
THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information based on data provided to the Corporation, as of December 31, 2021, regarding the share ownership of each person who is known to the Corporation to have been a beneficial owner of more than five percent of the Common Stock of the Corporation, of each nominee for election to the Board of Directors of the Corporation, of certain executive officers, and of all directors and executive officers as a group:

Name of Director, Nominee to the Board of Directors, Officer, or Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Independent Directors and nominees to the Board of Directors:
L. Price Blackford	40,408		(2)
Simms C. Browning	22,726		(2)
Donald G. Calder	103,449	(3)	(2)
David C. Colander	29,054		(2)
Jay R. Inglis	14,656		(2)
David M. Poppe	7,459		(2)
Interested Directors and nominees to the Board of Directors (4):
John C. Hill	60,540		(2)
Wilmot H. Kidd	2,320,674	(5)	8.5
Wilmot H. Kidd IV	309,425		1.2
Other officers:
Marlene A. Krumholz	16,203		(2)
Andrew J. O’Neill	75,175		(2)
Lawrence P. Vogel	12,382		(2)
All directors and officers as a group	3,012,152		11.1
Other greater than 5% beneficial owners:
The Endeavor Foundation, Inc. (6)	9,400,385		34.5
1060 Park Avenue
New York, New York 10128
Mrs. Wilmot H. Kidd	2,320,674	(6)	8.5
1060 Park Avenue
New York, New York 10128

(Footnotes on following page)

(Footnotes for table on previous page)

The address of each nominee to the Board of Directors and officer is c/o Central Securities Corporation, 630 Fifth Avenue, New York, New York, 10111.

(1)Except as otherwise indicated, to the Corporation’s knowledge the beneficial owner had sole investment power and sole voting power with respect to the shares shown opposite the name of such beneficial owner.

(2)As calculated on the basis of 27,266,384 shares of Common Stock outstanding on December 31, 2021, Messrs. Blackford, Browning, Calder, Colander, Inglis, Poppe, Hill, O’Neill, Vogel and Ms. Krumholz each owned less than 1 percent of the outstanding Common Stock.

(3)Includes 13,305 shares of Common Stock owned by Mr. Calder’s wife and 10,830 shares of Common Stock owned by the Donald Grant and Ann Martin Calder Foundation (the “Calder Foundation”). Mr. Calder is the President and Treasurer of the Calder Foundation. He disclaims beneficial ownership of all such shares.

(4)Each of Mr. Hill, Mr. Kidd and Mr. Kidd IV is an “interested person” as defined under the Investment Company Act of 1940, as amended. Mr. Hill is the Chief Executive Officer of the Corporation, Mr. Kidd is Chairman of the Corporation, and Mr. Kidd IV is the son of Mr. Kidd.

(5)An aggregate of 2,325,146 shares of Common Stock are included in the shares beneficially owned by each of Mr. and Mrs. Kidd. The shares set forth for each of Mr. and Mrs. Kidd include (i) 168,965 shares of Common Stock owned by Mr. Kidd as to which Mr. Kidd had sole investment power and voting power and as to which Mrs. Kidd disclaims beneficial ownership; (ii) 741,578 shares of Common Stock owned by Mrs. Kidd as to which Mrs. Kidd had sole investment power and voting power and as to which Mr. Kidd disclaims beneficial ownership; (iii) 167,616 shares of Common Stock jointly owned by Mr. and Mrs. Kidd as to which Mr. and Mrs. Kidd had shared investment power and shared voting power; (iv) 133,351 shares of Common Stock held in trust for the benefit of Mrs. Kidd as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. Kidd disclaims beneficial ownership; (v) 708,089 shares of Common Stock held in trust for the benefit of the adult children of Mr. and Mrs. Kidd as to which Mrs. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership; and (vi) 382,047 shares of Common Stock held either in trust or by a limited liability company for the benefit of the adult children of Mr. and Mrs. Kidd as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership. The shares set forth for each of Mr. and Mrs. Kidd also include 19,028 shares of Common Stock held in trust for the benefit of other non-related individuals, as to which Mr. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership.

(6)Mrs. Wilmot H. Kidd, whose husband is the Chairman of the Corporation, is President and a Trustee of The Endeavor Foundation, Inc.

VALUE OF BENEFICIAL SHARE OWNERSHIP BY DIRECTORS

The dollar range of the value of equity securities of the Corporation beneficially owned by each director as of December 31, 2021, is as follows:

Independent Directors	Dollar Range of Share Ownership
L. Price Blackford	Over $100,000
Simms C. Browning	Over $100,000
Donald G. Calder	Over $100,000
David C. Colander	Over $100,000
Jay R. Inglis	Over $100,000
David M. Poppe	Over $100,000

Interested Directors
John C. Hill	Over $100,000
Wilmot H. Kidd	Over $100,000
Wilmot H. Kidd IV	Over $100,000

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors nominates, based on the recommendation of the Corporation’s Compensation and Nominating Committee, nine directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors seeks as directors individuals who have high integrity, business acumen, maintain an owner-oriented attitude and possess a genuine interest in the Corporation. The Board of Directors has nominated and recommends for election Mr. L. Price Blackford, Mr. Simms C. Browning, Mr. Donald G. Calder, Mr. David C. Colander, Mr. John C. Hill, Mr. Jay R. Inglis, Mr. Wilmot H. Kidd, Mr. Wilmot H. Kidd IV and Mr. David M. Poppe. All of the nominees have consented to become directors and all except Mr. Hill were elected at the last Annual Meeting of Stockholders. Mr. Hill was appointed by the Board of Directors as a director in May 2021.

Duly authorized proxies will be voted for the above-listed nominees. If any nominee for director is unable or declines to serve, for any reason, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Information about the nominees, including positions with the Corporation and directorships of public corporations during the past five years, is set forth below. This information includes the experience, qualifications and skills that each individual brings to the Board.

Independent Directors:

L. Price Blackford, age 70, has been a director of the Corporation since 2012. He currently serves as the Corporation’s Lead Independent Director. He has been a Managing Director with Scott-Macon Group, Inc., an investment bank, since 2013. He has served as a director of Maersk Line, Limited (shipping and transportation) since 2017. Mr. Blackford brings to the Board experience in mergers and acquisitions, recapitalizations, financing and general corporate finance advisory activities.

Simms C. Browning, age 81, has been a director of the Corporation since 2005. Mr. Browning retired in 2003 following a 33-year career with Neuberger Berman, LLC, an asset manager, where he served as a Vice President in research, sales and asset management capacities. He is a certified financial analyst. Mr. Browning brings to the Board extensive experience in research and investing.

Donald G. Calder, age 84, has been a director of the Corporation since 1982. Mr. Calder was the Chairman of Clear Harbor Asset Management, LLC from 2010 to 2020 after a 45-year affiliation with G.L. Ohrstrom & Co., a private investment firm, where he served as President. Mr. Calder previously served as a director of Brown-Forman Corporation until 2010, Carlisle Companies, Inc. until 2009 and Roper Technologies, Inc. until 2008. Mr. Calder brings to the Board knowledge of private equity investing. Mr. Calder’s prior service on other public company boards provides him with valuable experience.

David C. Colander, age 74, has been a director of the Corporation since 2009. Mr. Colander has been a Professor of Economics at Middlebury College since 1982. He has authored or co-authored numerous economics textbooks and articles. Mr. Colander brings to the Board insight with respect to general economic conditions.

Jay R. Inglis, age 87, has been a director of the Corporation since 1973. He has been retired since 2014 after a long career as an attorney in the insurance industry. From 2006 to 2014, he was Vice President and General Counsel for International Claims Management, Inc., an insurance management company. Prior thereto, he was Executive Vice President of National Marine Underwriters, an insurance management company. Mr. Inglis has a broad perspective based on his tenure on the Corporation’s Board as well as his experience as a lawyer, investment banker and insurance executive.

David M. Poppe, age 57, has been a director of the Corporation since 2020. He has served as President of Giverny Capital Asset Management since January 2020. Prior thereto, he was a private investor after a twenty-year career with Ruane, Cunniff & Goldfarb (“RCG”), the investment adviser to Sequoia Fund. He served as Chief Executive Officer of RCG from 2016 to 2018, and as President of RCG from 2006 to 2016. He served as a Director and Co-manager of Sequoia Fund from 2006 to 2016. He brings extensive investment experience as well as corporate governance experience to the Board.

Interested Directors:

John C. Hill, age 48, was elected to the Board of Directors in May 2021 and was named Chief Executive Officer of the Corporation effective January 1, 2022. Mr. Hill has also served as President of the Corporation since 2018. Mr. Hill joined the Corporation in 2016 as a Vice President and was an Analyst with Davis Advisers prior thereto. Mr. Hill is primarily responsible for the Corporation’s investments and research. Mr. Hill brings extensive investment experience and knowledge of the Corporation’s operations to the board.

Wilmot H. Kidd, age 80, has been a director of the Corporation since 1972 and is Chairman of the Board of Directors. He served as its President from 1973 to 2018, and Chief Executive Officer from 2018 to 2021. Mr. Kidd has provided guidance to the Corporation and brings to the Board an understanding of the Corporation and its strategy acquired through more than forty years of involvement with the Corporation. Mr. Kidd was a director of Silvercrest Asset Management Group Inc. from 2013 to 2020.

Wilmot H. Kidd IV, age 42, was elected to the Board of Directors in 2017. He has been an independent photographer, cinematographer and film producer since 2005. Certain of his works elaborate on the architectural documentary photography tradition and have been influenced by his experience with cinema and literature. He brings to the board a deep knowledge of the history of the Corporation. He is the son of the Corporation’s Chairman and former Chief Executive Officer, Wilmot H. Kidd.

The Board believes that each director’s experience, qualifications, attributes and skills should be evaluated on an individual basis and in consideration of the perspective such director brings to the entire Board, with no single director, or particular factor, being indicative of Board effectiveness.

Board Composition and Leadership Structure

Currently, all of the directors are independent except Mr. Hill, Mr. Kidd and Mr. Kidd IV, each of whom is an “interested person” as defined under the Investment Company Act of 1940, as amended (the “Act”). Mr. Kidd is the Chairman of the Board of Directors and as of December 31, 2021, stepped down as Chief Executive Officer of the Corporation. The Board has also designated a Lead Independent Director who presides over executive sessions of the directors and serves between meetings as a liaison between the directors and management on various matters, including determining agenda items for Board meetings. Currently, Mr. Blackford serves as the Lead Independent Director; however, the individual designated as Lead Independent Director may rotate from time to time. The Board holds executive sessions, without interested directors or members of management, at least quarterly.

The Board has determined that its current leadership structure is appropriate because it enables the Board to exercise informed and independent judgment. Mr. Kidd’s extensive knowledge of the Corporation together with his strategic abilities provides the Board with strong leadership and helps improve the efficiency of decision making by the Board. The Board believes that this leadership structure is in the best interest of the Corporation and its stockholders at this time in light of Mr. Kidd’s unique qualifications, and that the appropriate leadership structure is a matter that should be discussed and determined by the Board from time to time based on all of the then-existing facts and circumstances.

Board Committees and Meetings

The Board of Directors held eight regular meetings in 2021. All directors attended at least 75 percent of the meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors maintains an Audit Committee and a Compensation and Nominating Committee. Both the Audit Committee and the Compensation and Nominating Committee consist of Messrs. Blackford, Browning, Calder, Colander, Inglis and Poppe, each of whom are independent as defined in Section 803(A) of the NYSE American exchange’s listing standards and none of whom are “interested persons” as defined under the Act.

The Audit Committee assists the Board of Directors by overseeing the accounting and financial reporting process of the Corporation and the audits of its financial statements. It operates subject to a charter which has been reviewed by the Audit Committee and approved and adopted by the Board of Directors. The Audit Committee charter may be viewed on the Corporation’s website at www.centralsecurities.com. The Audit Committee met twice during 2021.

The Compensation and Nominating Committee is responsible for the review and recommendation of candidates for the Board of Directors. In addition to these responsibilities, the Compensation and Nominating Committee administers the Corporation’s 2012 Incentive Compensation Plan and reviews and approves the compensation of the officers of the Corporation. The Compensation and Nominating Committee operates pursuant to the terms of a charter which may be viewed on the Corporation’s website at www.centralsecurities.com. The Compensation and Nominating Committee met once during 2021.

The Compensation and Nominating Committee considers director nominee recommendations by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Corporation. Any such recommendation must be accompanied by a written statement from the individual indicating his or her consent to be named as a candidate, and, if nominated and elected, willingness to serve as director.

The process that the Compensation and Nominating Committee uses in reviewing and recommending candidates includes identifying, through soliciting, recruiting and interviewing, candidates who meet the current needs of the Board. The Compensation and Nominating Committee does not have any specific minimum qualifications that must be met by a nominee. The Compensation and Nominating Committee considers, among other things, an individual’s judgment, background and experience. Each director should have very high integrity, the ability to work constructively with others, business acumen, an owner-oriented attitude and a genuine interest in the Corporation. With respect to nomination of continuing directors, the individual’s past service to the Board is also considered. Each director should have sufficient time available to devote to the affairs of the Corporation and should be free of any conflict which would interfere with the proper performance of the responsibilities of a director. The independence requirements of NYSE American and whether the individual is an “interested person” under the Act are also considered. The Compensation and Nominating Committee does not have a formal policy regarding the consideration of diversity of Board candidates. There are no differences in the manner in which the Compensation and Nominating Committee evaluates stockholder-recommended director nominees.

Oversight Responsibilities

The Corporation’s operations entail a variety of risks including investment, administration, valuation and compliance matters. Although management of the Corporation is responsible for managing these risks on a day-to-day basis, the Board also addresses these risks as part of its regular meetings. In particular, as part of its general oversight, the Board reviews with management the risks being undertaken by the Corporation. The Audit Committee discusses the Corporation’s financial reporting and internal controls with management and the independent registered public accounting firm engaged by the Corporation. The Board also receives periodic reports from the Corporation’s Chief Compliance Officer regarding compliance matters relating to the Corporation and its major service providers, including the results of the implementation and testing of compliance programs. The Board reviews valuation policies and procedures and considers the valuation of illiquid securities. The Board’s oversight function is facilitated by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and the controls, policies and procedures to mitigate those risks. The Corporation believes that its leadership structure enhances risk oversight.

Stockholder Communications

Stockholders may send written communications to any member of the Board of Directors c/o Corporate Secretary, Central Securities Corporation, 630 Fifth Avenue, New York, New York, 10111. All communications will be compiled by the Corporate Secretary and submitted to the applicable director.

Each of the Corporation’s directors is encouraged to attend the annual meeting of stockholders. Each of the Corporation’s directors attended the Corporation’s 2021 Annual Meeting.

The Board of Directors recommends a vote FOR the election of each of the nine nominees for director.

EXECUTIVE OFFICERS OF THE CORPORATION

Effective December 31, 2021, Mr. Wilmot H. Kidd stepped down as Chief Executive Officer of the Corporation. The executive officers of the Corporation are currently Mr. John C. Hill, Chief Executive Officer and President; Ms. Marlene A. Krumholz, Vice President, Secretary and Chief Compliance Officer; Mr. Andrew J. O’Neill, Vice President; and Mr. Lawrence P. Vogel, Vice President and Treasurer. Information concerning Mr. Hill is given above under “Election of Directors.” Ms. Krumholz, 58, was elected Secretary in 2001, Chief Compliance Officer in 2004, and Vice President in 2009. Mr. O’Neill, 49, joined the Corporation in 2009 and was elected Vice President in 2011. Mr. Vogel, 65, joined the Corporation in 2009 and was elected Vice President in 2009 and Treasurer in 2010. Executive officers serve as such until the election of their successors.

COMPENSATION

The table below sets forth for all directors and for each of the three highest-paid executive officers the aggregate compensation received from the Corporation for 2021 for services in all capacities:

Name of Person, Position	Aggregate Compensation (1)	Stock Awards (2)		Pension or Retirement Benefits Accrued as Part of Expenses (3)
L. Price Blackford
Director	$47,948	$18,698	(4)	—
Simms C. Browning
Director	42,948	18,698	(4)	—
Donald G. Calder
Director	42,948	18,698	(4)	—
David C. Colander
Director	42,948	18,698	(4)	—
Jay R. Inglis
Director	42,948	18,698	(4)	—
Wilmot H. Kidd IV
Director (5)	40,698	18,698	(4)	—
David M. Poppe
Director	42,948	18,698	(4)	—
Wilmot H. Kidd
Chief Executive Officer and Chairman (5)(6)	743,500	—		$43,500
John C. Hill
President and Director (5)(6)	1,484,810	441,273	(7)	43,500
Andrew J. O’Neill
Vice President	984,810	41,310	(7)	43,500

(1)Includes Stock Awards granted during 2021 and Retirement Benefits accrued, as shown in the other two columns.

(2)The grant date fair value of the stock awards granted during 2021 was the average of the high and the low trading price of the Corporation’s stock on the date that the award was issued. For a discussion of the assumptions used in valuing the stock awards shown in this column, and the related accounting treatment, please see Note 8 to the Corporation’s financial statements for the year ended December 31, 2021.

(3) Represents contributions to the Corporation’s 401(k) Profit Sharing Plan, and are also included in the column “Aggregate Compensation.”

(4) This amount reflects the grant date fair value for the 500 shares of unrestricted Common Stock of the Corporation granted to each non-employee director under the Corporation’s 2012 Incentive Compensation Plan upon election to the Board of Directors at the Corporation’s annual meeting in 2021.

(5) This individual is an interested person under the Act.

(6) All remuneration received by Mr. Kidd was in his capacity as Chief Executive Officer of the Corporation. All remuneration received by Mr. Hill was in his capacity as President of the Corporation. Mr. Kidd stepped down as Chief Executive Officer as of December 31, 2021, and Mr. Hill was named Chief Executive Officer effective January 1, 2022.

(7) This amount reflects the grant date fair value of stock awards granted during 2021 to identified executive officers under the 2012 Incentive Compensation Plan. Mr. Hill and Mr. O’Neill were granted 10,682 shares and 1,000 shares, respectively, of unrestricted Common Stock of the Corporation.

Each director who is not an officer is paid an annual retainer of $16,000, a fee of $1,000 for each Board of Directors meeting attended in person and $750 for participating in a Board of Directors meeting by telephone or in a virtual format. In addition, upon initial election to the Board of Directors, and following election at each annual meeting of stockholders, each director who is not an officer receives 500 shares of unrestricted Common Stock of the Corporation. Each member of the Audit Committee and the Compensation and Nominating Committee receives an additional payment of $1,000 for each committee meeting attended in person and $750 for participating in a committee meeting by telephone. The Lead Independent Director is paid an additional annual retainer of $5,000. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings and industry conferences.

GRANTS OF PLAN-BASED AWARDS UNDER THE 2012 INCENTIVE COMPENSATION PLAN

The following table presents information regarding grants of awards under the Corporation’s 2012 Incentive Compensation Plan, to the executive officers listed in the above compensation table during 2021:

Name	Grant date	Stock awards; number of shares of stock or units	Grant date fair value of stock awards (2)
John C. Hill	December 14, 2021	10,682(1)	$441,273
Andrew J. O’Neill	December 14, 2021	1,000(1)	$ 41,310

(1)On December 14, 2021, Mr. Hill and O’Neill, were granted 10,682 and 1,000 shares, respectively, of unrestricted Common Stock of the Corporation.

(2)The grant date fair value of the stock awards granted during 2021 was the average of the high and the low trading price of the Corporation’s stock on the date that the award was granted.

Description of the 2012 Incentive Compensation Plan

In 2012, the Board of Directors adopted an incentive compensation plan for the Corporation, titled the 2012 Incentive Compensation Plan (the “Plan”). The Plan was originally approved by stockholders at the 2012 Annual Meeting and reapproved by stockholders at the 2017 Annual Meeting. The Plan is summarized below. The Plan is scheduled to expire on March 21, 2022.

Administration

The Plan is administered by the Compensation and Nominating Committee (the “Committee”). The Committee has general responsibility to ensure that the Plan is operated in a manner that serves in the best interests of the Corporation’s stockholders. Prior to making any grants of awards, but at least annually, the Committee reviews the potential impact that the grant, exercise or vesting of awards could have on the Corporation’s earnings and net asset value per share. The Committee also maintains adequate procedures and records relating to that review.

Eligible Participants

The Committee approves and recommends to the Board, and the Board has full and final authority to ratify, the Corporation’s officers and employees selected to receive awards under the Plan. The individuals who receive grants under the Plan are referred to as a “Participant” individually and collectively as “Participants.” All of the Corporation’s full-time employees are eligible to participate in the Plan. In addition, all non-employee directors of the Corporation are eligible to participate in the Plan and will receive awards as described below under “Non-Employee Director Awards.”

Available Shares

The Corporation has reserved and has made available for use 1,000,000 shares of the Corporation’s Common Stock, which was approximately four percent of the Corporation’s Common Stock outstanding on March 21, 2012, the effective date of the Plan. During the year ended December 31, 2021, 14,282 shares of Common Stock were awarded under the Plan and 8,551 shares were issued after giving effect to shares withheld for income taxes. As of January 28, 2022, 895,654 shares were available for future grants under the Plan.

No single Participant may be granted awards relating to more than 35 percent of the shares of the Corporation’s Common Stock reserved for issuance under the Plan. In addition, the Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 250,000 shares of Common Stock.

Awards

The Plan permits the Committee to grant the following types of awards:

• Bonus stock;

• Restricted stock;

• Restricted stock units; and

• Cash awards.

In addition, the Plan permits dividend equivalents to be awarded in connection with any award under the Plan while the awards are outstanding or otherwise subject to a restriction period. The Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the Plan as a performance award subject to performance conditions. The exemption from Internal Revenue Code Section 162(m)’s $1 million deduction limit for “performance-based compensation” was repealed in December 2017, such that compensation paid in excess of $1 million to our principal executive officer, principal financial officer, each other employee for the Corporation who is among the three most highly compensated officers during the taxable year, and any other employee who was a covered employee of the Corporation for any preceding taxable year beginning after December 31, 2016 will not be deductible unless it qualifies for transition relief.

The types of awards are described more fully below. Grants to non-employee directors are limited to those described below. See “Non-Employee Director Awards.”

Bonus Stock. The Plan permits the Committee to make grants of bonus stock. Except as otherwise determined by the Committee, bonus stock will vest immediately and shall not be subject to any restrictions.

Restricted Stock. The Plan permits the Committee to make grants of shares of the Corporation’s Common Stock as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the Plan or any award agreement relating to the restricted stock. Except as otherwise determined by the Committee, during the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin or otherwise encumber the restricted stock.

Restricted Stock Units. The Plan permits the Committee to make grants of restricted stock units to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Cash Awards. The Plan permits the Committee to make grants of awards paid in cash. The Committee may substitute shares of Common Stock for all or a portion of the cash payment otherwise required to be made pursuant to a cash award. Cash awards to any one Participant may not exceed $3,000,000 with respect to any fiscal year.

Performance Awards. The Plan permits the Committee to make any award under the Plan subject to performance conditions. The Corporation may pay performance awards in cash or shares of the Corporation’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon achievement of pre-established performance goals.

Forfeiture of Awards. Shares of Common Stock subject to an award under the Plan that are cancelled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, plus the number of shares withheld or surrendered in payment of any taxes relating to any award will again be available for awards under the Plan, except if such shares could not again be available to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for awards to Participants who are not subject to such limitation.

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after, that annual meeting shall receive an award of 500 shares of vested bonus stock of the Corporation. A non-employee director who is first elected to the Board of Directors other than at an annual meeting will also receive an award of 500 shares of vested bonus stock at the date of his or her election.

Operation of the Plan

Under the Plan, the Committee, subject to ratification by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, or in substitution or exchange for any other award or any award granted under another plan of the Corporation or any subsidiary of the Corporation.

401(k) Profit Sharing Plan

The Corporation maintains a 401(k) Profit Sharing Plan (the “Profit Sharing Plan”). Generally, all salaried employees of the Corporation are eligible to participate in the Profit Sharing Plan. Employees are able to make pre-tax or after-tax contributions from their compensation to the Profit Sharing Plan, subject to Internal Revenue Code limitations. In addition, the Profit Sharing Plan allows contributions by the Corporation from its profits of up to 25 percent of an employee’s compensation. The Corporation has agreed to contribute at least three percent of each participant’s qualifying compensation to the Profit Sharing Plan, which is immediately vested. For the year ended December 31, 2021, the Corporation contributed 15 percent of employee compensation to the Profit Sharing Plan, subject to Internal Revenue Code limitations. Each participant’s contributions received from the Corporation in excess of three percent are fully vested after three years of employment. Under the Profit Sharing Plan, each employee is permitted to invest the assets in his account in the capital stock of one or more investment companies.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed the audited financial statements of the Corporation for the year ended December 31, 2021, and has met with management and KPMG LLP, the Corporation’s independent registered public accounting firm, to discuss the audited financial statements.

The Audit Committee received from KPMG LLP written disclosures regarding its independence and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and has discussed with KPMG LLP its independence. In connection with its review, the Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB.

Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s auditors are “independent.”

Based on its review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report to Stockholders for the year ended December 31, 2021.

Members of the Audit Committee are:

L. Price Blackford
Simms C. Browning
Donald G. Calder
David C. Colander
Jay R. Inglis
David M. Poppe

February 2, 2022

PROPOSAL 2. RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee is responsible for recommending the selection, approving the compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Corporation; and whether the service could enhance the Corporation’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals by a member under this delegation are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees and Services

During the last two fiscal years, the Corporation engaged KPMG LLP for its services as follows:

	2021		2020
Audit fees	$120,500	(1)	$109,000	(1)
Audit-related fees	—		—
Tax fees	26,400	(2)	24,200	(2)
All other fees	—		—
Total	$146,900		$133,200

(1)Includes fees for review of the Corporation’s semi-annual financial statements and audit of the annual financial statements included in reports to stockholders.

(2)Includes fees for services performed with respect to tax compliance and tax planning.

All of the services provided by KPMG LLP for fiscal years 2021 and 2020 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

At a meeting held February 2, 2022, the Audit Committee recommended and a majority of the directors who were not “interested persons” (as defined under the Act) selected KPMG LLP to act as independent registered public accountants for the Corporation during 2022. A representative of KPMG LLP is not expected to be present at the Meeting.

Stockholders are invited to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Corporation for the year 2022. KPMG LLP has no direct or material indirect financial interest in the Corporation other than its employment in such capacity.

The Board of Directors recommends a vote FOR this proposal.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Corporation’s common stock held by them. Copies of these reports must also be provided to the Corporation. Based on our review of these reports, we believe that, during the year ended December 31, 2021, all such reports that were required to be filed were filed on a timely basis, except that one report filed by Simms C. Browning related to purchase of 2,811 shares of common stock was filed two days subsequent to the deadline for such report.

OTHER MATTERS

The Board of Directors knows of no other matters which may properly be, and are likely to be, brought before the Meeting. However, if any proper matters are brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment.

2023 STOCKHOLDER PROPOSALS

Any stockholder proposals for inclusion in the Corporation’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 (“Rule 14a-8 proposals”) must be received by the Corporation at its office at 630 Fifth Avenue, New York, New York 10111 on or prior to October 11, 2022.

The Corporation’s current Bylaws include an advance notice provision. Stockholders who intend to present a proposal at the 2023 Annual Meeting without including such proposal in the Corporation’s proxy statement as a Rule 14a-8 proposal must provide the Corporation of notice of such proposal no later than December 16, 2022 and no earlier than November 16, 2022 in accordance with the requirements of the Corporation’s Bylaws. For full details on the advance notice requirements, please contact the Corporation’s Secretary for a copy of the Corporation’s current Bylaws.

MISCELLANEOUS

The Corporation will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Corporation may also solicit proxies by telephone or personal interview. The Corporation will request brokers, banks and nominees who hold stock in their names to furnish this proxy material to the beneficial owners thereof and to solicit proxies from them, and will reimburse such brokers, banks and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

A copy of the Annual Report including financial statements for the year ended December 31, 2021 is enclosed.

Please date, sign and return the enclosed proxy at your earliest convenience. No postage is required for mailing in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MARCH 16, 2022

This Proxy Statement and the Annual Report are available free of charge on the Corporation’s website at www.centralsecurities.com/financialreports.cfm.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE DURING THE VIRTUAL MEETING

at the following Website:
meetnow.global/MKLJG4Q,

on March 16 at 10:30 a.m. Eastern Time

To participate in the Virtual Meeting,
enter the 14-digit control number from
the shaded box on this card.

Please detach at perforation before mailing.

CENTRAL SECURITIES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 16, 2022, at 10:30 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors of the Company. The undersigned hereby appoints JOHN C. HILL and MARLENE A. KRUMHOLZ, and each of them, as attorneys with power of substitution, to represent the undersigned at the annual meeting of stockholders of Central Securities Corporation to be held virtually at the following Website: meetnow.global/MKLJG4Q on March 16, 2022 at 10:30 a.m. (Eastern time), and at any adjournments thereof, on all matters which may properly come before the meeting. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

VOTE VIA THE TELEPHONE: 1-800-337-3503 VOTE VIA THE INTERNET: www.proxy-direct.com (before the meeting) meetnow.global/MKLJG4Q (during the meeting)

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PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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EVERY STOCKHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held virtually on March 16, 2022.

The Proxy Statement and Proxy Card for this Meeting are available at:

https://www.proxy-direct.com/csc-32525

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE, MARK A BOX BELOW IN BLUE OR BLACK INK. EXAMPLE: ☒

A	Proposals THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSAL 2.

1.	Election of Directors:			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01. L. Price Blackford	02. Simms C. Browning	03. Donald G. Calder	☐	☐	☐
	04. David C. Colander	05. John C. Hill	06. Jay R. Inglis
	07. Wilmot H. Kidd	08. Wilmot H. Kidd IV	09. David M. Poppe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

				FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2022.			☐	☐	☐

B	Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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